EXTENSION AGREEMENT

TO LENDER (Referred to as you or your in this agreement)	FROM (Referred to as I, Me or my in this agreement)
Bernardo Delagarza	
International Bank of Commerce	Camber Energy Inc.
130 E Travis	Richard Azar
San Antonio, Texas 78205	450 Gears Rd. Suite 860
	Houston Texas 77067
Date 9/28/2017	Loan Number 2413513655

Installment Due Date	Amount of Installment	Deferred Payment Due Date	Extension Fee	Interest Due
8/30/2017	$425,000.00	8/25/2019		$201,557.52
9/30/2017	Next Regular Installment Due Date			

I request that you extend the time period of the payment of my loan and that you agree to waive payment installment(s) listed above on the due date(s). In consideration of the extension I agree to pay you the extension fee listed above, and/or pay the interest due to the date of each deferred installment(s). This agreement will not change or vary the term of my repayment obligation on the referenced account except as provided herein.

Accepted By

____

Bernardo de la Garza

International Bank of Commerce

I acknowledge that I have read and understand this Agreement and that I havbe received an exact copy of it.

Debtor's Signature [signature]

Camber Energy Inc.

A Nevada Corporation

Name: Richard Azar

Title: CEO